Exhibit 99.1

news release

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: Cody Phipps President and Chief Executive Officer or Todd Shelton Senior Vice President and Chief Financial Officer United Stationers Inc. (847) 627-7000

UNITED STATIONERS REPORTS

FIRST QUARTER 2015 FINANCIAL RESULTS

AND UPDATE ON REPOSITIONING ACTIONS

DEERFIELD, Ill., April 22, 2015– United Stationers Inc. (NASDAQ: USTR), a leading supplier of workplace essentials, today announced financial results for the first quarter ended March 31, 2015.

Overview

•	Sales increased 6.2% to $1.33 billion when compared to the first quarter of last year driven by prior year acquisitions.
•	Gross margin was $204.4 million, or 15.3 percent of sales, up from 14.9 percent in the prior year quarter.
•

Operating expenses were $198.4 million, including $30.5 million related to the previously announced repositioning actions. Adjusted operating expenses(1) were $167.9 million, or 12.6 percent of sales, up from $148.8 million or 11.9 percent of sales in the prior year quarter.

•

Net loss per share was $0.10 in the current quarter, including $0.62 per share related to repositioning actions. Adjusted earnings per share were $0.52(1) compared to earnings per share of $0.55 in the prior year quarter.

•	Cash flow provided by operating activities was $62.7 million, up from $1.5 million in the prior year.

“Our results reflect solid execution of our strategy despite a decline in our core industrial business from weakness in the energy sector,” said Cody Phipps, president and chief executive officer. “This quarter we took decisive actions to maximize future operating results and deliver enhanced customer service in the years ahead. We are investing in a common operating and information technology platform, consolidating our workforce and facilities, rebranding the company to Essendant across our businesses, and exiting a non-strategic and low margin business. These actions are consistent with our strategy to become the fastest and most convenient solution for workplace essentials. I remain confident these actions will accelerate our operating performance, position us for success in the market, and benefit our shareholders.”

(1)	This is non-GAAP information. See the Reconciliation of Non-GAAP Financial Measures section of this document for more information.

Note: All EPS numbers in this document are diluted unless stated otherwise.

United Stationers Reports First Quarter 2015 Financial Results

First Quarter Performance

First quarter 2015 sales increased 6.2%, driven by prior year acquisitions. The current quarter gross margin was 15.3 percent of sales, up from 14.9 percent of sales in the first quarter of 2014.

•

Sales of industrial supplies increased 57.2 percent to $210.3 million, including $90.2 million from the CPO and MEDCO acquisitions made in 2014. Weakness in the energy and industrial sectors drove a $13.7 million sales decline in the core industrial business. Janitorial and breakroom supplies sales increased 8.3 percent to $357.7 million from $330.3 million. Total office products sales were down 3.5 percent to $727.3 million from $753.6 million.

•

The gross margin rate of 15.3 percent included a favorable 40 basis points from acquisitions. Excluding acquisitions, gross margin remained flat on improved product margin offset by higher LIFO expense.

•

Adjusted operating expenses(1) were $167.9 million or 12.6 percent of sales, compared to $148.8 million, or 11.9 percent of sales, in the prior year quarter. The $19.1 million increase was driven by $17.5 million from acquisitions and $1.6 million from operating investments.

•	Adjusted operating income(1) was $36.5 million, or 2.7 percent of sales, down from $38.2 million, or 3.0 percent of sales, in the prior year quarter.
•

Net loss was $4.0 million, including $23.9 million of after-tax costs related to repositioning actions. Adjusted net income(1) was $19.9 million compared to $21.9 million in the prior year quarter.  The current quarter effective tax rate increased due to unfavorable discrete items in the quarter related to listing a non-strategic business for sale.  Adjusted earnings per share were $0.52(1), compared to $0.55 in the first quarter of 2014.

Cash Flow, Debt Trends and Share Repurchases

Net cash provided by operating activities for the period ended March 31, 2015 was $62.7 million, compared with $1.5 million for the same period last year. The increase over the prior year was driven by lower accounts receivable balances and improved changes in accounts payable and accrued liabilities. Cash flow used in investing activities totaled $5.5 million in 2015, compared with $5.9 million last year. The company estimates the 2015 full-year total capital expenditures to be $30 million to $35 million.

The company has approximately $1.0 billion of total committed debt capacity.  As of March 31, 2015, the company had total debt outstanding of $684.3 million compared with $562.5 million as of March 31, 2014.  Debt-to-total capitalization increased to 45.2 percent at March 31, 2015 from 40.4 percent at March 31, 2014 due to the acquisition of MEDCO in the fourth quarter of 2014.  In the first quarter of 2015, the company paid $16.0 million to acquire approximately 0.4 million shares and paid cash dividends of $5.4 million to common shareholders.

-##-

United Stationers Reports First Quarter 2015 Financial Results

Repositioning for Sustained Success

As previously announced in February, the company is taking decisive actions to reposition the business, provide enhanced customer service, and create sustained long-term success. These actions are as follows:

•

During 2015 the company will invest an incremental $15.0 million to move to a common operating/information technology platform that will simplify the customer experience and deliver operating cost savings. In the first quarter the company invested $1.0 million.  Total cost savings from this initiative are expected to be $5.0 to $10.0 million in the second half of 2016, and $15.0 to $20.0 million on an annual basis thereafter.

•	In the first quarter the company recorded the following pre-tax charges:
o

Workforce and facility consolidations of $6.4 million. Additional actions will occur later in 2015 for a full year pre-tax charge of approximately $9.0 million. The company expects these actions to drive savings of $6.0 million in 2015 and $10.0 million annually, beginning in 2016;

o	Non-cash impairment of intangibles and accelerated amortization related to rebranding efforts totaling $10.5 million. The company expects a total charge of $12.0 million for the full year;
o

Non-cash charge of $13.6 million related to listing a non-strategic business for sale. Additional impacts of this sale are expected during 2015 related to transaction costs and foreign exchange volatility.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Thursday, April 23, 2015, at 7:30 a.m. CDT, to discuss first quarter 2015 results. To participate, callers within the U.S. should dial (877) 358-2531, callers within Canada should dial (855) 669-9657, and international callers should dial (412) 902-6623 approximately 10 minutes before the presentation.  The conference ID is “10063085.”  To listen to the webcast, participants should visit the Investors section of the company’s website (link: http://investors.unitedstationers.com), and click on the “Q1-15 Earnings Release” button on the right side of the page, several minutes before the event is broadcast.   Interested parties can access an archived version of the call, this news release, a financial slide presentation and other information related to the call, also located on the Investors section of United Stationers’ website, about two hours after the call ends.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to the following: end-user demand for products in the office, technology, and furniture product categories may continue to decline; United’s reliance on key customers, and the risks inherent in continuing or increased customer concentration and consolidations; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; the impact of United’s repositioning, restructuring and rebranding activities on United’s customers, suppliers, and operations; United’s reliance on supplier allowances and promotional incentives; United’s reliance on independent resellers for a significant percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers;

-##-

United Stationers Reports First Quarter 2015 Financial Results

the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; United’s ability to maintain its existing information technology systems and the systems and e-commerce services that it provides to customers, and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the creditworthiness of United’s customers; United’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; United’s success in effectively identifying, consummating and integrating acquisitions; the risks and expense associated with United’s obligations to maintain the security of private information provided by United’s customers; the costs and risks related to compliance with laws, regulations and industry standards affecting United’s business; the availability of financing sources to meet United’s business needs; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

United Stationers Inc. is a leading supplier of workplace essentials, with 2014 net sales of $5.3 billion. The company stocks a broad assortment of over 160,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, industrial supplies, and automotive aftermarket tools. The Company’s network of 77 distribution centers allows it to deliver these products to approximately 30,000 reseller customers. One of the Company’s wholly owned subsidiaries is an online retailer which sells direct to end consumers. This network, combined with United’s breadth and depth of inventory, enables the Company to ship most products overnight to more than ninety percent of the U.S. and major cities in Mexico and Canada. For more information, visit unitedstationers.com.

United Stationers common stock trades on the NASDAQ Global Select Market under the symbol USTR.

In June 2015 United Stationers will become Essendant Inc. and will trade on the NASDAQ Global Select Market under the symbol ESND.

-##-

United Stationers Reports First Quarter 2015 Financial Results

United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2015	2014
Net sales	$1,332,375	$1,254,139
Cost of goods sold	1,127,925	1,067,056
Gross profit	204,450	187,083
Operating expenses:
Warehousing, marketing and administrative expenses	198,372	148,849
Operating income	6,078	38,234
Interest expense, net	4,839	3,374
Income before income taxes	1,239	34,860
Income tax expense	5,231	13,003
Net (loss) income	$(3,992)	$21,857
Net (loss) income per share - basic:	$(0.10)	$0.56
Average number of common shares outstanding - basic	38,115	39,194
Net (loss) income per share - diluted:	$(0.10)	$0.55
Average number of common shares outstanding - diluted	38,534	39,655
Dividends declared per share	$0.14	$0.14

-##-

United Stationers Reports First Quarter 2015 Financial Results

United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	(Unaudited)	(Audited)
	As of March 31,	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$23,631	$20,812
Accounts receivable, less allowance for doubtful accounts of $18,043 in 2015 and $19,725 in 2014	665,426	702,527
Inventories	871,310	926,809
Assets held for sale	15,799	-
Other current assets	31,226	30,042
Total current assets	1,607,392	1,680,190
Property, plant and equipment, net	133,640	138,217
Goodwill	394,186	398,042
Intangible assets, net	96,797	111,958
Other long-term assets	49,440	41,810
Total assets	$2,281,455	$2,370,217
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$467,657	$485,241
Accrued liabilities	175,770	192,792
Liabilities held for sale	6,956	-
Current maturities of long-term debt	41	851
Total current liabilities	650,424	678,884
Deferred income taxes	13,985	17,763
Long-term debt	684,238	713,058
Other long-term liabilities	104,413	104,394
Total liabilities	1,453,060	1,514,099
Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued - 74,435,628 shares in 2015 and 2014	7,444	7,444
Additional paid-in capital	413,546	412,291
Treasury stock, at cost – 36,089,975 shares in 2015 and 35,719,041 shares in 2014	(1,057,955)	(1,042,501)
Retained earnings	1,532,325	1,541,675
Accumulated other comprehensive loss	(66,965)	(62,791)
Total stockholders’ equity	828,395	856,118
Total liabilities and stockholders’ equity	$2,281,455	$2,370,217

-##-

United Stationers Reports First Quarter 2015 Financial Results

United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended
	March 31,
	2015	2014
Cash Flows From Operating Activities:
Net (loss) income	$(3,992)	$21,857
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	12,223	9,523
Share-based compensation	2,640	3,225
Gain on the disposition of property, plant and equipment	(15)	(4)
Amortization of capitalized financing costs	272	287
Excess tax benefits related to share-based compensation	(262)	(494)
Asset impairment charges	23,610	-
Deferred income taxes	(1,858)	(2,450)
Changes in operating assets and liabilities (net of acquisitions):
Decrease (increase) in accounts receivable, net	26,217	(15,583)
Decrease in inventory	42,759	81,714
Increase in other assets	(10,126)	(1,041)
Increase (decrease) in accounts payable	645	(47,191)
Decrease in checks in-transit	(13,613)	(31,751)
Decrease in accrued liabilities	(16,521)	(13,654)
Increase (decrease) in other liabilities	743	(2,948)
Net cash provided by operating activities	62,722	1,490
Cash Flows From Investing Activities:
Capital expenditures	(5,490)	(6,390)
Proceeds from the disposition of property, plant and equipment	18	458
Net cash used in investing activities	(5,472)	(5,932)

Cash Flows From Financing Activities:
Net (repayments) borrowings under revolving credit facility	(29,630)	4,562
Borrowings under Receivables Securitization Program	-	9,300
Repayment of debt	-	(135,000)
Proceeds from the issuance of debt	-	150,000
Net disbursements from share-based compensation arrangements	(875)	(1,704)
Acquisition of treasury stock, at cost	(16,028)	(12,491)
Payment of cash dividends	(5,396)	(5,509)
Excess tax benefits related to share-based compensation	262	494
Payment of debt issuance costs	(36)	(605)
Net cash (used in) provided by financing activities	(51,703)	9,047
Effect of exchange rate changes on cash and cash equivalents	(1,758)	33
Transfer of cash to held for sale	(970)	-
Net change in cash and cash equivalents	2,819	4,638
Cash and cash equivalents, beginning of period	20,812	22,326
Cash and cash equivalents, end of period	$23,631	$26,964

-##-

United Stationers Reports First Quarter 2015 Financial Results

United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income, Net Income, and Diluted Earnings Per Share

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2015		2014
		% to		% to
	Amount	Net Sales	Amount	Net Sales
Net Sales	$1,332,375	100.0%	$1,254,139	100.0%
Gross profit	$204,450	15.3%	$187,083	14.9%
Operating expenses	$198,372	14.9%	$148,849	11.9%
Workforce reduction and facility consolidation charge	(6,433)	(0.5%)	-	-
Rebranding - intangible asset impairment and amortization	(10,462)	(0.8%)	-	-
Asset held for sale impairment	(13,566)	(1.0%)	-	-
Adjusted operating expenses	$167,911	12.6%	$148,849	11.9%
Operating income	$6,078	0.5%	$38,234	3.0%
Operating expense items noted above	30,461	2.3%	-	-
Adjusted operating income	$36,539	2.7%	$38,234	3.0%
Net (loss) income	$(3,992)		$21,857
Operating expense items noted above, net of tax	23,896		-
Adjusted net income	$19,904		$21,857
Diluted (loss) earnings per share	$(0.10)		$0.55
Per share operating expense items noted above	0.62		-
Adjusted diluted earnings per share	$0.52		$0.55
Adjusted diluted earnings per share - change over the prior year period	(5.5%)
Weighted average number of common shares - diluted	38,534		39,655

Note: Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings per Share in the first quarter of 2015 exclude the effects of a $6.4 million workforce reduction and facility consolidation charge, $10.5 million intangible asset charge and accelerated amortization related to rebranding, and $13.6 million impairment charge related to listing a non-strategic business for sale. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  Management believes that excluding these items is an appropriate comparison of its ongoing operating results and to the results of the prior year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

-##-